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                                                                    EXHIBIT 10.2

                    [COMPAQ COMPUTER CORPORATION LETTERHEAD]

DATE:   1/31/02

TO:     Matthew Gabel
        Bank of America

FROM:   Ben K. Wells
        Compaq Computer Corporation

REF:    RATABLE REDUCTION OF COMMITMENT IN MULTIYEAR FACILITY

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This notice is delivered pursuant to the terms of section 2.07 of the existing
Revolving Credit Agreement date September 22, 1997.

Effective Tuesday, February 5, 2002, the existing facility will be reduced from the current $2.0 billion to an aggregate $1.75 billion.

Apply the required ratable reduction to all commitments under this facility, and notify the bank group of this change in commitment status.

Regards,

/s/ BEN K. WELLS
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Ben K. Wells
Vice President, Corporate Treasurer